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                                                                      EXHIBIT 23

                          Independent Auditors' Consent

The Board of Directors
NetLojix Communications, Inc.:

We consent to incorporation by reference in the Registration Statements (No. 333-78963) on Form S-3 and (Nos. 333-30725, 333-53435, and 333-64769) on Form
S-8 of NetLojix Communications, Inc. (formerly AvTel Communications, Inc.) of our report dated February 18, 2000, except as to Note 13, which is as of March 2, 2000, relating to the consolidated balance sheets of NetLojix Communications, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows and related schedule, for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of NetLojix Communications, Inc.

                                    KPMG LLP

Dallas, Texas
March 27, 2000

                                      E-84